Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

May 21, 2015

Enerpulse Technologies Announces First Quarter Highlights and Results

Albuquerque, N.M. – May 21, 2015 – Enerpulse Technologies (OTCQB: ENPT) manufacturer of Pulstar® spark plugs, announced today its financial results for the first quarter ended March 31, 2015.

First Quarter Highlights

•	Closed $3.05 million senior subordinated convertible notes on February 20, 2015
•	Sales revenue is up 13% over prior year same period
•	Gross profit is up 733% from $6 thousand for the three months ended March 31, 2014 to $53 thousand for the three months ended March 31, 2015
•	Margins improved substantially over prior year same period from 6.5% to 48%, due to a number of factors including better utilization of production labor and direct overhead for period ending March 31 2015

Corporate Update for First Quarter Ended March 31, 2015:

“The first quarter marked an important time for Enerpulse Technologies,” commented Joe Gonnella, Chief Executive Officer of Enerpulse Technologies, "We successfully completed our private placement and are now able to move forward on a number of fronts and execute our operational strategy.”

Mr. Gonnella continued, “We are busy commercializing additional product models to support the Natural Gas vehicular and industrial markets. We are also launching a targeted marketing plan to promote aftermarket growth specific to the highly responsive performance vehicle and motorcycle segments. These successes represent key milestones in generating increased revenue and are central to our continued commitment to move toward profitability in the automotive aftermarket and Natural Gas channels. We also continue to engage automotive and Natural Gas engine OEM’s with collaborative testing which will generate greater shareholder value in the long term.”

For more information call 888-800-6700 or please visit www.enerpulse.com.

Results for Three Months Ended March 31, 2015:

For the three months ended March 31, 2015, the Company reported revenue of $110 thousand, an increase of 13.2% compared to $97 thousand for the three months ended March 31, 2014. The increase in revenue was, primarily due to the introduction of the Pulstar with PlasmaCore new product line midyear 2014.

The company’s gross profit increased by 733% from $6 thousand for the three months ended March 31, 2014 to $53 for the three months ended March 31, 2015 as a result of the increase in sales offset by decreased costs of sales driven by manufacturing process improvements, improved labor utilization and improved design and operating procedure related to the release of Pulstar with PlasmaCore. The gross profit margin was 47.9% for the three months ended March 31, 2015, which is higher than that of 6.5% for the three months ended March 31, 2014, due primarily to the above factors impacting favorably on March 31, 2015 and transition to new components during the three months ended March 31, 2014.

Our Selling, general and administrative expenses decreased by 10.5% from $698 thousand for the three months ended March 31, 2014 to $625 thousand for the three months ended March 31, 2015. The decrease reflects the efforts by the Company to limit spending until the closing of the February 20, 2015 debt offering.

Cash and cash equivalents totaled $2,238 thousand at March 31, 2015, up from $17 thousand on December 31, 2014. The increase is due to the successful completion of the private placement of senior secured convertible notes on February 20, 2015 and receipt of the associated proceeds.

# # #

About ENERPULSE (OTCQB: ENPT)

Enerpulse Technologies, Inc. is a publicly traded company headquartered in Albuquerque, N.M. Founded in 2004; the company develops and manufactures ultra-high performance, low emissions ignition products through the application of pulse power technology. For more information, visit www.enerpulse.com.

Safe Harbor / Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Information provided by the Company such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations, marketing and sales; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including market conditions, risks associated with the cash requirements of our business and other risks detailed from time to time in our filings with the Securities and Exchange Commission, and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

For further information, contact:

Heather Tausch

Director of Marketing and Communications

505-999-2005

htausch@enerpulse.com

ENERPULSE TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$2,338,482	$17,077
Accounts receivable, net	89,613	73,572
Inventory, net	311,270	337,297
Other current assets	6,250	22,981
Total current assets	2,745,615	450,927
Intangible assets, net of accumulated amortization of $136,748 (2015) and $128,444 (2014)	498,928	483,982
Property and equipment, net	154,050	173,963
Other assets	21,699	118,557
Total assets	$3,420,292	$1,227,429

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$455,489	$554,747
Accrued expenses	175,245	135,968
Current portion of capital lease obligations	24,737	24,737
Total current liabilities	655,471	715,452
Long-Term Liabilities
Capital lease obligations, net of current portion	14,844	20,778
Notes payable, net of offering costs and discounts	1,289,799	248,225
Warrants liability	952,176	817,250
	2,256,819	1,086,253
Total liabilities	2,912,290	1,801,705

Commitments and Contingencies

Stockholders' Equity (Deficit)
Preferred stock, 10,000,000 shares authorized; no shares issued and outstanding; $0.001 par value	-	-
Common stock, 100,000,000 shares authorized; 14,532,381 and 13,732,381 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively; $0.001 par value	14,533	13,733
Additional paid-in capital	27,741,913	26,812,046
Note receivable, related party	(204,610)	(204,100)
Accumulated deficit	(27,043,834)	(27,195,955)
Total stockholders' equity (deficit)	508,002	(574,276)
Total liabilities and stockholders' equity (deficit)	$3,420,292	$1,227,429

See notes to accompanying unaudited consolidated financial statements.

ENERPULSE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Sales	$109,958	$97,164
Cost of sales	57,307	90,844
Gross profit	52,651	6,320
Selling, general and administrative expenses	625,264	698,476
Loss from operations	(572,613)	(692,156)
Other income (expense), net
Fair value adjustments of derivative liabilities	762,630	-
Other expense, net	(37,896)	(10,110)
Other income (expense), net	724,734	(10,110)
Net income (loss)	$152,121	$(702,266)

Net income (loss) per common share (basic and diluted)	$0.01	$(0.08)
Net income (loss) per puttable common share (basic and diluted)	$-	$(0.08)

Weighted average number of shares outstanding (basic and diluted) - common	13,830,158	8,732,381
Weighted average number of shares outstanding (basic and
diluted) - puttable common	-	131,287

See notes to accompanying unaudited consolidated financial statements.

ENERPULSE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Cash Flows From Operating Activities
Net income (loss)	$152,121	$(702,266)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock-based compensation	18,527	37,050
Amortization	8,304	7,196
Depreciation	13,803	12,446
Amortization of debt discount	63,438	7,908
Fair value adjustments of derivative liabilities	(762,630)	-
Interest on note receivable, related party	(510)	(505)
Provision for doubtful accounts	5,093	1,305
Provision for obsolete inventory	15,500	-
Loss on disposal of equipment	8,000	-
Changes in operating assets and liabilities:
Accounts receivable	(21,134)	8,832
Inventory	10,527	(21,525)
Accounts payable	9,485	363,403
Accrued expenses	39,277	(65,009)
Other	4,846	3,085
Net cash used in operating activities	(435,353)	(348,080)

Cash Flows From Investing Activities
Purchase of property and equipment	(1,890)	(7,561)
Purchase of intangible assets	(23,250)	(12,127)
Net cash used in investing activities	(25,140)	(19,688)

Cash Flows From Financing Activities
Payments on deferred equity offering costs	-	(7,938)
Proceeds from notes payable, net of offering costs	2,837,832	230,000
Payments on capital lease and notes payable	(55,934)	(1,734)
Net cash provided by financing activities	2,781,898	220,328
Net increase (decrease) in cash and cash equivalents	2,321,405	(147,440)
Cash and cash equivalents at beginning of period	17,077	281,607
Cash and cash equivalents at end of period	$2,338,482	$134,167

Supplement cash flow information:
Cash paid for interest	$1,333	$2,680

Noncash investing and financing activities:
Warrants issued related to debt offering costs	$137,655	$-
Common stock issued related to debt offering costs	$160,000	$-
Deferred equity offering costs accrued	$-	$181,568

See notes to accompanying unaudited consolidated financial statements.